Consent of Independent Registered Public Accounting Firm

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 15, 2010, relating to the consolidated financial statements, the effectiveness of Interface, Inc.’s internal control over financial reporting, and financial statement schedule of Interface, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010.

/s/ BDO USA, LLP

July 28, 2010